UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 4, 2018

KemPharm, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Crosspark Road, Suite E126 Coralville, IA		52241
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (319) 665-2575

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 – Entry into a Material Definitive Agreement

On September 4, 2018, KemPharm, Inc. (the “Company”) entered into an at the market issuance Common Stock Sales Agreement (the “Agreement”) with RBC Capital Markets, LLC (“RBCCM”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 through RBCCM as its sales agent.

The issuance and sale, if any, of Common Stock by the Company under the Agreement will be registered on the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2016 and declared effective on October 17, 2016. The registration statement on Form S-3 includes a prospectus supplement offering up to $50,000,000 of shares of the Company’s Common Stock in accordance with the Agreement. The Company makes no assurances as to the continued effectiveness of the registration statement.

RBCCM may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The Nasdaq Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. RBCCM will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay RBCCM a commission of up to three percent (3.0%) of the gross sales proceeds of any Common Stock sold through RBCCM under the Agreement, and also has provided RBCCM with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement, or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02 – Termination of a Material Definitive Agreement

On September 4, 2018, the Company delivered notice of termination to Cowen and Company, LLC (“Cowen”) of that certain Common Stock Sales Agreement, dated as of October 3, 2016, by and between the Company and Cowen (the “Prior Agreement”). In accordance with the terms of the Prior Agreement, the termination of the Prior Agreement will be effective on September 14, 2018. Pursuant to the terms of the Prior Agreement, Cowen may sell up $50,000,000 of Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made by means of ordinary brokers’ transactions on The Nasdaq Global Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Prior to termination of the Prior Agreement, the Company sold an aggregate of 762,338 shares of Common Stock under the Prior Agreement resulting in gross proceeds to the Company of $4.9 million. The Company paid Cowen a commission of up to three percent (3.0%) of the gross sales proceeds for such sales of Common Stock sold. Pursuant to the terms of the Prior Agreement, specified obligations of the parties, including the Company’s indemnification obligations to Cowen, survive the termination of the Prior Agreement.

The foregoing description of the Prior Agreement is not complete and is qualified in its entirety by reference to the full text of the Prior Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2016, and which is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

10.1	Common Stock Sales Agreement, dated September 4, 2018, by and between KemPharm, Inc. and RBC Capital Markets, LLC.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2018	KemPharm, Inc.

	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA Chief Financial Officer, Secretary and Treasurer